Exhibit 99.1

Filed by TriCo Bancshares pursuant to Rule 425

under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: North Valley Bancorp.

Commission File No.:0-10652

PRESS RELEASE For Immediate Release	Contact: Richard P. Smith President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (January 29, 2014) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced earnings of $5,236,000, or $0.32 per diluted share, for the three months ended December 31, 2013. These results compare to earnings of $4,722,000, or $0.29 per diluted share reported by the Company for the three months ended December 31, 2012. Diluted earnings per share for the years ended December 31, 2013 and 2012 were $1.69 and $1.18, respectively, on earnings of $27,399,000 and $18,944,000, respectively.

Total assets of the Company increased $134,797,000 (5.2%) to $2,744,066,000 at December 31, 2013 from $2,609,269,000 at December 31, 2012. Total loans of the Company increased $107,184,000 (6.8%) to $1,672,007,000 at December 31, 2013 from $1,564,823,000 at December 31, 2012. Total deposits of the Company increased $120,781,000 (5.3%) to $2,410,483,000 at December 31, 2013 from $2,289,702,000 at December 31, 2012.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended December 31,		$ Change	% Change

(dollars in thousands)	2013	2012
Net Interest Income	$26,339	$24,771	$1,568	6.3%
Provision for loan losses	(172)	(1,524)	1,352	(88.7%)
Noninterest income	7,353	10,011	(2,658)	(26.6%)
Noninterest expense	(24,878)	(25,126)	248	(1.0%)
Provision for income taxes	(3,406)	(3,410)	4	(0.1%)

Net income	$5,236	$4,722	$514	10.9%

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Earning assets
Loans	$1,649,692	$24,470	5.93%	$1,635,506	$25,123	6.14%	$1,574,329	$24,245	6.16%
Investments - taxable	326,696	2,457	3.01%	249,901	1,863	2.98%	174,954	1,348	3.08%
Investments - nontaxable	19,641	256	5.21%	20,809	275	5.29%	9,433	168	7.12%
Cash at Federal Reserve and other banks	515,289	375	0.29%	498,978	378	0.30%	624,510	445	0.29%

Total earning assets	2,511,318	27,558	4.39%	2,405,194	27,639	4.60%	2,383,226	26,206	4.40%

Other assets, net	181,913			198,049			182,081

Total assets	$2,693,231			$2,603,243			$2,565,307

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$534,270	117	0.09%	$522,784	145	0.11%	$494,259	174	0.14%
Savings deposits	826,378	260	0.13%	800,126	249	0.12%	772,233	305	0.16%
Time deposits	297,052	434	0.58%	307,957	460	0.60%	347,714	570	0.66%
Other borrowings	8,629	1	0.05%	7,693	1	0.05%	9,024	2	0.09%
Trust preferred securities	41,238	311	3.02%	41,238	314	3.05%	41,238	321	3.11%

Total interest-bearing liabilities	1,707,567	1,123	0.26%	1,679,799	1,169	0.28%	1,664,468	1,372	0.33%

Noninterest-bearing deposits	699,530			643,175			633,570
Other liabilities	37,114			36,494			36,973
Shareholders’ equity	249,020			243,776			230,296

Total liabilities and shareholders’ equity	$2,693,231			$2,603,243			$2,565,307

Net interest rate spread			4.13%			4.32%			4.07%
Net interest income/net interest margin (FTE)		26,435	4.21%		26,470	4.40%		24,834	4.17%

FTE adjustment		(96)			(103)			(63)

Net interest income (not FTE)		$26,339			$26,367			$24,771

Net interest income (FTE) during the three months ended December 31, 2013 decreased $35,000 (0.1%) when compared to the three months ended September 30, 2013, and increased $1,601,000 (6.5%) when compared to the three months ended December 31, 2012.

The $1,601,000 increase in net interest income (FTE) from the year-ago quarter ended December 31, 2012 is primarily due to a $1,197,000 (79.0%) increase in interest income from investment securities that was primarily due to a $161,950,000 (87.8%) increase in the average balance of investment securities from the year-ago quarter. Interest income from loans increased $225,000 (0.9%) to $24,470,000 during the quarter ended December 31, 2013 when compared to the quarter ended December 31, 2012. The increase in interest income from loans was due to a $75,363,000 (4.8%) increase in the average balance of loans to $1,649,692,000 that was substantially offset by a 23 basis point decrease in the average yield on loans from 6.16% to 5.93%. The increases in the average balance of investments and loans were funded primarily by a $109,454,000 increase in the average balance of deposits, including a $65,960,000 increase in the average balance of noninterest-bearing deposits, and by a $109,221,000 decrease in the average balance of Federal funds sold. The decrease in the average yield on loans is primarily due to decreases in market yields on new and renewed loans, and from decreased discount amortization from purchased loans. Loans acquired through purchase or acquisition of other banks are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. Generally, as time goes on, the effect of this discount accretion becomes less and less as these purchased loans mature or payoff early. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The Company provided $172,000 for loan losses in the fourth quarter of 2013 versus a benefit of $393,000 in the third quarter of 2013 and a provision of $1,524,000 in the fourth quarter of 2012. The decrease in provision for loan losses during the fourth quarter of 2013 compared to the fourth quarter of 2012 was primarily the result of improvement in collateral values and estimated cash flows related to nonperforming originated loans and purchased credit impaired loans, reductions in nonperforming originated loans and purchased credit impaired loans, and decreased loss histories for performing originated loans.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended December 31,			% Change

(dollars in thousands)	2013	2012	$ Change
Service charges on deposit accounts	$2,946	$3,502	($556)	(15.9%)
ATM fees and interchange	2,130	2,040	90	4.4%
Other service fees	461	483	(22)	(4.6%)
Mortgage banking service fees	494	512	(18)	(3.5%)
Change in value of mortgage servicing rights	(58)	(502)	444	(88.4%)

Total service charges and fees	5,973	6,035	(62)	(1.0%)

Gain on sale of loans	635	2,493	(1,858)	(74.5%)
Commission on NDIP	689	745	(56)	(7.5%)
Increase in cash value of life insurance	390	470	(80)	(17.0%)
Change in indemnification asset	(773)	(501)	(272)	54.3%
Gain on sale of foreclosed assets	161	422	(261)	(61.8%)
Other noninterest income	278	347	(69)	(19.9%)

Total other noninterest income	1,380	3,976	(2,596)	(65.3%)

Total noninterest income	$7,353	$10,011	($2,658)	(26.6%)

The $556,000 decrease in service charges on deposit accounts is due to decreased nonsufficient funds fees. The $90,000 increase in ATM fees and interchange revenue is primarily due to increased interchange revenue as a result of additional resources focused on growing that line of business. The $444,000 increase in change in value of mortgage servicing rights is reflective of the relatively stable mortgage interest rate environment and stable estimated average life of mortgages being serviced during the quarter ended December 31, 2013 when compared to the quarter ended December 31, 2012. During the quarter ended December 31, 2012, mortgage interest rates were falling, refinance activity was increasing, and the average life of mortgages serviced was being reduced. As the average life of mortgages serviced is reduced, so is the estimated future servicing fees reduced that in turn reduces the value of the mortgage servicing rights. The $1,858,000 decrease in gain on sale of loans is the result of the same changes in mortgage interest rates and decrease in refinance activity as noted above. The second half of 2012 saw historically low mortgage rates that produced historically high mortgage refinance activity that in turn resulted in gain on sale of loans of $2,493,000 for the Company during the quarter ended December 31, 2012. The high level of mortgage refinance activity allowed the Company to originate and sell a larger number and larger dollar volume of loans, and realize a larger gain on sale of loans. Starting around May 2013, mortgage rates began to rise and refinance activity began to wane. During the third and fourth quarters of 2013, mortgage interest rates began to stabilize at levels above their historic lows, and refinance activity hit historically low levels. As a result gain on sale of loans was $635,000 during the quarter ended December 31, 2013. The $272,000 negative impact from change in indemnification asset is due to improved (lessened) future loss estimates related to loans covered by FDIC loss-sharing agreements. While this item has a negative impact on this revenue item, it is offset by a reduction in the Bank’s loan loss provision.

Salary and benefit expenses increased $886,000 (7.2%) to $13,224,000 during the three months ended December 31, 2013 compared to the three months ended December 31, 2012. Base salaries increased $508,000 (6.1%) to $8,832,000 during the three months ended December 31, 2013. The increase in base salaries was mainly due to annual merit increases and an increase in administrative, central operations, and electronic banking personnel that were partially offset by a reduction in branch personnel. Average full time equivalent personnel decreased from 734 during the quarter ended December 31, 2012 to 730 during the quarter ended December 31, 2013. Incentive and commission related salary expenses decreased $219,000 (18.8%) to $943,000 during three months ended December 31, 2013 due primarily to reduced mortgage loan production incentives when compared to the year ago quarter. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $597,000 (20.9%) to $3,449,000 during the three months ended December 31, 2013 primarily due to increased medical insurance costs, employee stock ownership plan expense, and employer payroll taxes.

Other noninterest expenses decreased $1,134,000 (8.9%) to $11,654,000 during the three months ended December 31, 2013 when compared to the three months ended December 31, 2012. The decrease in other noninterest expense is primarily due to a $1,520,000 decrease in change in reserve for unfunded commitments to a benefit of $460,000 for the three months ended December 31, 2013 from a charge of $1,060,000 for the three months ended December 31, 2012. This decrease in change in reserve for unfunded commitments was mainly due to improved loss histories for performing originated loans that are used to calculate the required reserve for unfunded commitments. Also helping to reduce other noninterest expense were reductions of $146,000 and $194,000 in provision for foreclosed asset losses and foreclosed asset expenses, respectively, from the year ago quarter. Partially offsetting these reductions in other noninterest income were increases of $229,000 and $164,000 in occupancy and professional fees expenses, respectively. Included in professional fees expense for the three months ended and year ended December 31, 2013 are $309,000 of consulting and legal expenses related to the Company’s recently announced agreement to merge with North Valley Bancorp.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended December 31,

(dollars in thousands)	2013	2012	$ Change	% Change
Salaries	$8,832	$8,324	$508	6.1%
Commissions and incentives	943	1,162	(219)	(18.8%)
Employee benefits	3,449	2,852	597	20.9%

Total salaries and benefits expense	13,224	12,338	886	7.2%

Occupancy	2,068	1,839	229	12.5%
Equipment	1,126	1,063	63	5.9%
Change in reserve for unfunded commitments	(460)	1,060	(1,520)	(143.4%)
Data processing and software	1,302	1,204	98	8.1%
Telecommunications	708	575	133	23.1%
ATM network charges	679	762	(83)	(10.9%)
Professional fees	1,037	873	164	18.8%
Advertising and marketing	749	805	(56)	(7.0%)
Postage	153	216	(63)	(29.2%)
Courier service	349	298	51	17.1%
Intangible amortization	52	52	0	0.0%
Operational losses	242	357	(115)	(32.2%)
Provision for foreclosed asset losses	62	208	(146)	(70.2%)
Foreclosed asset expense	204	398	(194)	(48.7%)
Assessments	527	607	(80)	(13.2%)
Other	2,856	2,471	385	15.6%

Total other noninterest expense	11,654	12,788	(1,134)	(8.9%)

Total noninterest expense	$24,878	$25,126	($248)	(1.0%)

On January 21, 2014, the Company and North Valley Bancorp announced that they entered into an Agreement and Plan of Merger and Reorganization under which North Valley will merge with and into TriCo Bancshares, with TriCo Bancshares as the surviving corporation. North Valley Bancorp shareholders will receive a fixed exchange ratio of 0.9433 shares of TriCo Bancshares common stock for each share of North Valley common stock. The merger is expected to be completed in the second or third quarter of 2014, subject to approval of the merger by shareholders of both companies, receipt of required regulatory and other approvals and satisfaction of customary closing conditions.

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned, whether and when shareholders and regulators approve the Company’s proposed merger with North Valley Bancorp, as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2012. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release. Shareholders are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which the Company will file with the SEC in connection the proposed action because it will contain important information about TriCo, North Valley, the merger and related matters, including additional risk and uncertainties

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 38-year history in the banking industry. It operates 41 traditional branch locations and 22 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 69 ATMs and an automated Customer Service Department, available 24 hours a day, seven days a week. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION AND WHERE TO FIND IT

Investors and shareholder are urged to carefully review and consider each of TriCo’s and North Valley Bancorp’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by TriCo with the SEC may be obtained free of charge at TriCo’s website at www.tricountiesbank.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from TriCo by requesting them in writing to TriCo, 63 Constitution Drive, Chico, California 95973; Attention: Investor Relations, or by telephone at (530) 898-0300. The documents filed by North Valley with the SEC may be obtained free of charge at North Valley’s website at www.novb.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from North Valley by requesting them in writing to North Valley Bancorp, 300 Park Marina Circle, Redding, CA 96001, Attention: Corporate Secretary, or by telephone at Phone: (530) 226-2900.

TriCo intends to file a registration statement with the SEC which will include a joint proxy statement of TriCo and North Valley and a prospectus of TriCo, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of North Valley and TriCo are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of each company seeking required stockholder approvals. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from TriCo or North Valley by writing to the addresses provided for each company set forth above.

TriCo, North Valley, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from TriCo and North Valley shareholders in favor of the approval of the transaction. Information regarding TriCo’s officers and directors will be included in TriCo’s Form 10-K Annual Report to be filed with the SEC, and information regarding North Valley’s officers and directors will be included in North Valley’s Form 10-K Annual Report to be filed with the SEC. Descriptions of the interests of the directors and executive officers of TriCo and North Valley in the proposed merger will be set forth in the proxy statement/prospectus and other relevant documents filed with the SEC (when they become available).

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Statement of Income Data
Interest income	$27,462	$27,536	$25,756	$25,806	$26,143
Interest expense	1,123	1,169	1,167	1,237	1,372
Net interest income	26,339	26,367	24,589	24,569	24,771
Provision for (benefit from) loan losses	172	(393)	614	(1,108)	1,524
Noninterest income:
Service charges and fees	5,973	6,662	6,693	5,929	6,035
Other income	1,380	2,465	3,438	4,289	3,976
Total noninterest income	7,353	9,127	10,131	10,218	10,011
Noninterest expense:
Base salaries net of deferred
loan origination costs	8,832	8,716	8,508	8,348	8,324
Incentive compensation expense	943	1,166	1,299	1,286	1,162
Employee benefits and other
compensation expense	3,449	2,979	3,083	3,327	2,852
Total salaries and benefits expense	13,224	12,861	12,890	12,961	12,338
Other noninterest expense	11,654	10,755	10,619	8,640	12,788
Total noninterest expense	24,878	23,616	23,509	21,601	25,126
Income before taxes	8,642	12,271	10,597	14,294	8,132
Net income	$5,236	$7,361	$6,325	$8,477	$4,722
Share Data
Basic earnings per share	$0.33	$0.46	$0.39	$0.53	$0.30
Diluted earnings per share	$0.32	$0.45	$0.39	$0.53	$0.29
Book value per common share	$15.61	$15.27	$14.90	$14.75	$14.33
Tangible book value per common share	$14.59	$14.24	$13.87	$13.71	$13.30
Shares outstanding	16,076,662	16,076,662	16,065,469	16,005,191	16,000,838
Weighted average shares	16,076,662	16,073,864	16,027,557	16,002,482	15,996,137
Weighted average diluted shares	16,333,476	16,230,160	16,134,510	16,091,150	16,064,685
Credit Quality
Nonperforming originated loans	$45,131	$53,261	$52,661	$54,763	$61,769
Total nonperforming loans	53,216	61,384	61,466	63,963	72,516
Foreclosed assets, net of allowance	6,262	4,140	5,054	6,124	7,498
Loans charged-off	1,840	985	1,947	2,771	4,006
Loans recovered	574	1,119	1,065	1,098	983
Selected Financial Ratios
Return on average total assets	0.78%	1.13%	0.98%	1.30%	0.74%
Return on average equity	8.41%	12.08%	10.54%	14.51%	8.20%
Average yield on loans	5.93%	6.14%	5.94%	6.22%	6.16%
Average yield on interest-earning assets	4.39%	4.60%	4.27%	4.25%	4.40%
Average rate on interest-bearing liabilities	0.26%	0.28%	0.28%	0.29%	0.33%
Net interest margin (fully tax-equivalent)	4.21%	4.40%	4.07%	4.05%	4.17%
Supplemental Loan Interest Income Data:
Discount accretion PCI - cash basis loans	$255	$140	$129	$167	$42
Discount accretion PCI - other loans	893	898	732	597	979
Discount accretion PNCI loans	568	1,115	815	766	841
All other loan interest income	22,754	22,970	22,207	22,542	22,383
Total loan interest income	24,470	25,123	23,883	24,072	24,245

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Balance Sheet Data
Cash and due from banks	$598,368	$541,150	$592,155	$802,271	$748,899
Securities, available for sale	104,647	115,215	127,519	144,454	163,027
Securities, held to maturity	240,504	193,262	85,643	—	—
Federal Home Loan Bank Stock	9,163	9,163	9,163	9,647	9,647
Loans held for sale	2,270	3,247	6,582	7,931	12,053
Loans:
Commercial loans	133,788	133,616	128,410	115,483	135,528
Consumer loans	391,243	389,711	387,217	376,063	386,111
Real estate mortgage loans	1,096,433	1,091,475	1,097,446	1,010,249	1,010,130
Real estate construction loans	50,543	42,249	38,967	30,567	33,054
Total loans, gross	1,672,007	1,657,051	1,652,040	1,532,362	1,564,823
Allowance for loan losses	(38,245)	(39,340)	(39,599)	(39,867)	(42,648)
Foreclosed assets	6,262	4,140	5,054	6,124	7,498
Premises and equipment	31,612	31,246	31,194	29,468	26,985
Cash value of life insurance	52,309	51,919	51,388	51,008	50,582
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	883	935	987	1,040	1,092
Mortgage servicing rights	6,165	6,049	5,571	4,984	4,552
FDIC indemnification asset	206	861	1,441	1,807	1,997
Accrued interest receivable	6,516	6,450	7,339	7,201	6,636
Other assets	35,880	35,239	35,935	38,484	38,607
Total assets	2,744,066	2,632,106	2,587,931	2,612,433	2,609,269
Deposits:
Noninterest-bearing demand deposits	789,458	656,266	645,461	639,420	684,833
Interest-bearing demand deposits	533,351	524,897	514,088	531,695	503,465
Savings deposits	798,986	811,182	791,978	786,352	762,919
Time certificates	288,688	300,966	315,175	328,083	338,485
Total deposits	2,410,483	2,293,311	2,266,702	2,285,550	2,289,702
Accrued interest payable	938	937	944	975	1,036
Reserve for unfunded commitments	2,415	2,875	3,210	3,175	3,615
Other liabilities	31,711	33,667	29,936	37,340	35,122
Other borrowings	6,335	14,626	6,575	8,125	9,197
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,493,120	2,386,654	2,348,605	2,376,403	2,379,910
Total shareholders’ equity	250,946	245,452	239,326	236,030	229,359
Accumulated other
comprehensive gain	1,857	132	49	1,538	2,159
Average loans	1,649,692	1,635,506	1,608,511	1,548,565	1,574,329
Average interest-earning assets	2,511,318	2,405,194	2,422,818	2,434,920	2,383,226
Average total assets	2,693,231	2,603,243	2,584,734	2,609,794	2,565,307
Average deposits	2,357,230	2,274,042	2,259,471	2,287,539	2,247,776
Average total equity	$249,020	$243,776	$239,985	$233,679	$230,296
Total risk based capital ratio	14.8%	14.9%	14.7%	15.2%	14.5%
Tier 1 capital ratio	13.5%	13.6%	13.5%	13.9%	13.3%
Tier 1 leverage ratio	10.2%	10.4%	10.2%	9.9%	9.8%
Tangible capital ratio	8.6%	8.8%	8.7%	8.5%	8.2%